UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

LCA-VISION INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27610	11-2882328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio		45236
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

LCA-Vision Inc. held its Annual Meeting of Stockholders on May 15, 2012. The company submitted three matters to the vote of the stockholders. A summary of the matters voted upon by stockholders is set forth below.

1. Stockholders elected each of the six nominees for director to serve for a term to expire at the 2013 Annual Meeting of Stockholders by the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
William F. Bahl	11,987,393	44,817	4,281,127
John H. Gutfreund	11,982,101	50,109	4,281,127
John C. Hassan	11,981,703	50,507	4,281,127
Edgar F. Heizer III	11,987,093	45,117	4,281,127
James C. Wachtman	11,988,107	44,103	4,281,127
E. Anthony Woods	11,982,919	49,291	4,281,127

2. Stockholders ratified the appointment of Ernst & Young LLP as the company’s independent auditors for the fiscal year ending December 31, 2012 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,217,297	49,724	46,316	0

3. Stockholders approved, on an advisory basis, the compensation of the company’s named executive officers by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,925,961	87,456	18,793	4,281,127

Item 7.01 Regulation FD Disclosure.

On May 15, 2012, LCA-Vision Inc. issued a press release to report certain information concerning its Annual Meeting of Stockholders. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Current Report on Form 8-K and the Exhibit attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated May 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ David L. Thomas
David L. Thomas Chief Operating Officer

Date: May 16, 2012